UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
December 3, 2010 (November 29, 2010)

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW, Suite 300 Duluth, GA	30097

(Address of principal executive offices)	(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 29, 2010, Asbury Automotive Group, Inc. (“Asbury”, “we” or the “Company”) entered into a first amendment to its Unconditional Guaranty Agreements, dated as of October 21, 2010 (collectively, the “Guaranty Agreements”), by and among the Company and Wells Fargo Bank, N.A., as successor to Wachovia Bank. N.A. (“Wells”) and Wachovia Financial Services, Inc. (“WFSI” and collectively, with Wells, the “Lender”). Also on that date, the Company entered into a fifth amendment to its Master Loan Agreement, dated as of June 4, 2008, as amended (the “Master Loan Agreement”), with by and among the Company, the Lender and certain subsidiaries of the Company. The amendments to the Guaranty Agreements and the Master Loan Agreement modified the permitted debt allowance prior to the Modified Covenant Triggering Event (as defined in the Guaranty Agreements) to increase the limit from $12.0 million to $30.0 million.

Some of the lenders under the Agreements, or their affiliates, have various relationships with the Company involving the provision of financial services, including cash management, investment banking and brokerage services. These lenders or their affiliates receive, and may in the future receive, customary fees and expenses for these services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: December 3, 2010	By:	/s/ Craig T. Monaghan
	Name:	Craig T. Monaghan
	Title:	SVP & Chief Financial Officer